EXHIBIT 11



                          OHIO EDISON COMPANY
         CALCULATION OF FULLY DILUTED EARNINGS PER COMMON SHARE


                                         Year Ended December 31,
                                      -----------------------------
                                        1991      1992       1993
                                      --------  --------   --------
                                          (In thousands, except
                                            per share amounts)
EARNINGS
- --------
Income before cumulative effect ..... $264,823  $276,986   $ 24,523
Add:  Tax benefit from employee stock
      ownership plan dividends ......    3,404     5,592       -
Less: Preferred and preference stock
      dividend requirements .........   24,754    23,926     23,707
                                      --------  --------   --------
Earnings before cumulative effect ...  243,473   258,652        816
Cumulative effect of a change
  in accounting .....................     -         -        58,201
                                      --------  --------   --------
Earnings after cumulative effect .... $243,473  $258,652   $ 59,017
                                      ========  ========   ========
SHARES
- ------
Weighted average number of
  common shares outstanding .........  152,569   152,569    152,569
                                      ========  ========   ========
Earnings per share of Common Stock:

Before cumulative effect of a change
  in accounting .....................    $1.60     $1.70      $ .01
Cumulative effect of a change
  in accounting .....................      -         -          .38
                                         -----     -----      -----
Earnings per share of Common Stock ..    $1.60     $1.70      $ .39
                                         =====     =====      =====

NOTE: These calculations are submitted in accordance with Securities
      Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because they result in dilution of less than 3%.


                       Statement of Differences
                       ------------------------
      Exhibit Number 11, Calculation of fully diluted earnings per common share, is not included in the printed document.